Exhibit 10.19

        FORM OF SUBORDINATED NON-NEGOTIABLE PROMISSORY NOTE

                                               New York, New York
U.S. $6,000,000                                    March 25, 1996


SECTION 1.     PAYMENT OF PRINCIPAL AND INTEREST.

          BERLITZ INTERNATIONAL, INC. (the "Borrower"), a New York corporation, hereby promises to pay to the order of FUKUTAKE HOLDINGS (AMERICA), INC., a Delaware corporation, or its successors or assigns (the "Lender") the principal sum of Six Million U.S. Dollars (U.S. $6,000,000). The principal amount of this Promissory Note (herein, this "Note") remaining unpaid from time to time shall bear interest from the date hereof, until paid in full, payable in accordance with Section 2 hereof. The Borrower agrees to repay the entire principal amount of this Note, and all accrued and unpaid interest thereon, in a single payment on the Maturity Date. As used herein, "Maturity Date" means the earlier to occur of (i) June 30, 2003 and (ii) the date which is twelve months from the date by which all amounts of principal and interest have been repaid under that certain Credit Agreement among the Borrower, the Several Lenders from Time to Time Parties Thereto and Chemical Bank, as agent and collateral agent, dated as of January 29, 1993 (the "Chemical Agreement") and the Senior Note Agreements among the Borrower and Each Purchaser Listed Therein dated as of January 29, 1993 (the "Senior Notes") and all commitments to lend under the Chemical Agreement and Senior Notes have expired or been terminated.

SECTION 2.     INTEREST.

          (a) Interest on all amounts outstanding hereunder shall be payable semi-annually in arrears on each Interest Payment Date. As used herein, "Interest Payment Date" means June 30 and December 31 of each year during the term hereof. If an Interest Payment Date does not fall on a Business Day, then the Interest Payment Date shall be the next preceding Business Day. As used herein, "Business Day" means any day other than a Saturday, Sunday or public holiday in Tokyo, Japan or New York, New York.

          (b) Interest shall be calculated at the base rate of the LIBOR (London Interbank Offering Rate) 6 months rate quoted two business days before the drawdown date of this Note plus 1% per annum which shall be adjusted every six months from the date of this Note. Interest shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

          (c) Notwithstanding anything herein to the contrary, if on any Interest Payment Date the payment in cash of any amount of interest on this
Note is prohibited under the Subordination Agreement referred to below, in lieu of a cash payment of such amount of interest, the then principal amount payable under this Note shall be increased with effect from such Interest Payment Date by an amount equal to the amount of such prohibited cash payment.
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          (d)  Notwithstanding anything herein to the contrary, the
interest payable by the Borrower with respect to this Note shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by the Lender, such excess shall be considered payments in respect of the principal amount of this Note.

SECTION 3.     CERTAIN PAYMENT PROVISIONS.

          Principal and interest hereunder shall be payable to the Lender without set-off or counterclaim in U.S. Dollars in immediately available funds to the bank account of the Lender as notified in writing to the Borrower.

SECTION 4.     PREPAYMENT.

          The Borrower may prepay this Note at any time without prepayment penalty or premium upon notice in writing to the Lender.

SECTION 5.     REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby represents and warrants to the Lender as follows:

          (a) ORGANIZATION AND LICENSES - The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation in good standing under the laws of each jurisdiction where its current operations require such qualification, except where the failure to so qualify will not have a material adverse effect. Each of the Borrower's subsidiaries party to the Subsidiaries Guaranty (the "Subsidiaries" and each a "Subsidiary") dated September 21, 1994 in favor of the Lender (the "Guaranty") is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in good standing under the laws of each jurisdiction where its current operations require such qualification, except where the failure to so qualify will not have a material adverse effect on such Subsidiary.

          (b) POWER AND AUTHORIZATION - The Borrower and each Subsidiary has full legal right, power and authority to carry on its present business as currently conducted, to own its properties and assets, to execute and deliver this Note, and to borrow and repay with interest the principal amount hereunder and to perform all its other obligations hereunder or under the Guaranty, as applicable, and has taken all necessary and appropriate legal action to authorize the execution and delivery of this Note or the Guaranty, as applicable, and to authorize the performance of the terms hereof or thereof.

          (c) NOTE BINDING; NO VIOLATION; ETC. - This Note and the other contracts or agreements referred to herein to which the Borrower or a Subsidiary is a party constitute the legal, valid and binding obligation of the Borrower or Subsidiary, as applicable, enforceable in accordance with their terms except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general principles of equity. The execution, delivery and performance of this Note and the payment of all amounts due hereunder will not (i) violate any provision of applicable law,
(ii) conflict with the certificate of incorporation or bylaws of the Borrower or any Subsidiary, as applicable, (iii) conflict with or result in the breach of any material provision of, or give rise to a default under, any agreement with respect to indebtedness or of any other material agreement to which the Borrower or any Subsidiary is a party or by which it or any of its properties or assets are bound, or (iv) result in the creation of imposition of any lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Borrower or any Subsidiary in each case, except those violations, conflicts or impositions, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Borrower or any subsidiary thereof.

          (d) PROCEEDINGS - There are no legal actions, arbitration proceedings, official investigations or other proceedings pending or, to the knowledge of the Borrower, threatened again the Borrower or any Subsidiary that if adversely determined would materially affect the financial condition or results of operations of the Borrower or any Subsidiary or the validity or enforceability of this Note or the Guaranty except as disclosed in the annual report on form 10-K for the year ending December 31, 1994 of the Borrower filed with the Securities and Exchange Commission.

          (d) OTHER OBLIGATIONS - Neither the Borrower nor any Subsidiary is in default in any material respect under any agreement relating to, or instrument evidencing, indebtedness or any other material agreement to which it is a party or by which it is bound.

          (f) FINANCIAL STATEMENTS - The consolidated balance sheet of the Borrower and its consolidated subsidiaries as at December 31, 1994 and the related consolidated statements of income, of shareholders' equity and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to the Lender, present fairly the consolidated financial condition of the Borrower and its consolidated subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. Except as disclosed to the Lender, during the period from December 31, 1994 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other person), nor any other change material in relation to the consolidated financial condition of the Borrower and its consolidated subsidiaries at December 31, 1994. Neither the Borrower nor any of its consolidated subsidiaries had at December 31, 1994 any material liabilities, contingent or otherwise that are not disclosed in the foregoing statements.

          (g) OWNERSHIP OF PROPERTY; LIENS - Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property including copyrights, trademarks, service marks, trade names, trade dress and other intellectual property, in each case, except as could not reasonably be expected to have a material adverse effect on its business, and none of the property the Borrower or any of its Subsidiaries owns is subject to any lien except as permitted by the Chemical Agreement or Senior Notes.

          (h) TAXES - Each of the Borrower and its Subsidiaries has duly and timely filed or caused to be duly and timely filed all tax returns which, to the knowledge of the Borrower, are required to be filed by it and has timely paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with United States generally accepted accounting principles ("GAAP") have been provided on the books of the Borrower or the applicable Subsidiary, (as the case may be); no tax lien has been filed with respect to any such tax, fee or other charge; to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge that is not currently being contested as provided in this subsection.

SECTION 6.     COVENANTS.

          In addition to the other undertakings herein contained, the Borrower hereby covenants to the Lender that so long as any amount payable hereunder is outstanding the Borrower shall, and shall cause its consolidated Subsidiaries to, perform the following obligations:

          (a) TAXES - The Borrower and its consolidated subsidiaries shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets prior to the date after which penalties attach for failure to pay (other than any the amount or validity of which the Borrower shall be contesting in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the applicable subsidiary, as the case may be). The Borrower shall make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable laws. The Borrower further agrees to make all payments of interest and principal due hereunder free and clear of any withholding taxes now or hereafter applicable to such payments, and agrees to pay such taxes prior to the date after which penalties attach for failure to pay.

          (b) MAINTENANCE AND CONTINUITY OF BUSINESS - The Borrower and each Subsidiary shall maintain its existence in good standing under, and conduct its business in material compliance with, all applicable laws and shall maintain adequate licenses and authorization to conduct its business. The Borrower and each Subsidiary shall not, without the express written consent of the Lender, in any manner dispose of all or any material portion of its assets.

          (c) NOTICE OF DEFAULTS AND OTHER MATTERS - The Borrower shall, promptly, upon acquiring actual knowledge of such matters, give notice to the Lender of each of the following events: (i) any material loss of or damage to its properties or assets or those of any Subsidiary; (ii) the commencement of any litigation or proceedings against it or any Subsidiary which may materially adversely affect the ability of the Borrower to fulfill its obligations under this Note or any Subsidiary to fulfill its obligations under the Guaranty; (iii) any other circumstances that could materially adversely affect the performance by the Borrower of its obligations under this Note or of any Subsidiary under the Guaranty; (iv) the occurrence of any Event of Default described in Section 7 hereof; and
(v) any other event notice of which is required to be given to the lenders under the Chemical Agreement or Senior Notes.

          (d) OTHER AGREEMENTS - The Borrower shall perform all of its obligations as and when required pursuant to the Chemical Agreement and Senior Notes. The Borrower shall not, without the express written consent of the Lender, amend the Chemical Agreement, the Senior Notes or the security and other documents related thereto or any other agreement creating indebtedness of the Borrower or any Subsidiary in any manner which would increase the burden on the Borrower or any Subsidiary or affect the rights of the Lender without the prior written consent of the Lender.

          (e) ADDITIONAL INDEBTEDNESS AND NEGATIVE PLEDGE - Except for the Chemical Agreement and Senior Notes and indebtedness and liens permitted thereunder, the <yen>1 billion Subordinated Non-Negotiable Promissory Note (the "<yen>1 Billion Note") in favor of Fukutake Publishing Co., Ltd. (now Benesse Corporation), the $20,000,000 Subordinated Non-Negotiable Promissory Note (the $20,000,000 Note") in favor of Fukutake Holdings (America), Inc. and indebtedness permitted thereunder and except in the ordinary course of business, the agreement to purchase all of the remaining outstanding ordinary shares and preference shares of Softrans International Limited and indebtedness permitted thereunder, neither the Borrower nor any Subsidiary shall, without the prior written consent of the Lender, incur any additional indebtedness, contingent or otherwise, that when aggregated exceeds $3,500,000 nor consent or agree to the creation or imposition of any lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Borrower or any Subsidiary.

          (f)  FINANCIAL STATEMENTS - The Borrower shall furnish to the
Lender:

               (i) as soon as available, but in any event, within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of income, of shareholder's equity and of cash flows for such year, setting forth in each case a comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

               (ii) as soon as available, but in any event, not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, of shareholder's equity and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an officer of the Borrower as presenting fairly the consolidated financial position of the Borrower and its consolidating subsidiaries as at the end of such fiscal quarter and the consolidated results of their operations and their consolidated cash flows for such quarter and for the portion of the fiscal year ending at the end of such quarter (subject to normal year-end audit adjustments); all such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as otherwise approved by such accountants or officer, as the case may be, and disclosed therein).

          (g) CERTIFICATES: OTHER INFORMATION - The Borrower shall furnish to the Lender (i) promptly, such additional financial and other information as the Lender may from time to time reasonably request; and (ii) promptly, any financial and other information provided to the Lenders under the Chemical Agreement or Senior Notes and not otherwise provided to the Lender pursuant to subsection (i) or this subsection (g).

          (h) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS - The Borrower and each Subsidiary shall keep proper books of records and account in which true and correct entries in conformity with GAAP shall be made, and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with the Borrower's independent certified public accountants, PROVIDED that the Borrower or any such Subsidiary shall be given reasonable notice of and an opportunity to be present at reasonable times during normal business hours at any discussions with such accountants.

          (i) FURTHER DOCUMENTS - The Borrower shall execute all such other documents and instruments and do all such other acts and things as the Lender may from time to time reasonably require to carry out the transactions contemplated herein.

SECTION 7.     EVENTS OF DEFAULT.

          Except upon the occurrence of an event under (f) or (g) below, whereupon this Note shall become immediately due and payable without notice or declaration by the Lender, the Lender may, by written notice to the Borrower, declare this Note immediately due and payable, whereupon this Note and all sums due hereunder shall become immediately due and payable without protest, presentment, demand or notice (except the notice referred to above in this Section 7) or without petition to any court, all of which are expressly waived by the Borrower, if any of the following events (each an "Event of Default") shall occur:

          (a) principal or interest due under this Note shall not be paid as and when due, whether at maturity, by declaration or otherwise; or

          (b) any representation by the Borrower herein shall prove to be false or misleading in any material respect as of the date made; or

          (c) the Borrower shall default in any material respect in the due performance of any term or covenant of this Note (which is not the subject of another subsection of this Section 7) which default, if remediable, shall continue unremedied for a period of twenty (20) days after the Lender gives written notice of such default to the Borrower; or

          (d) the Borrower or any Subsidiary shall default in the due observance or performance of any covenant or agreement to be observed or performed by it pursuant to any evidence of indebtedness or liability for borrowed money (other than this Note) of the Borrower or such Subsidiary if such default accelerates or permits the obligee thereof to accelerate the maturity of such indebtedness or liability for borrowed money; or any such indebtedness or liability, after the expiration of any applicable grace period therefor, shall not be paid as and when due; or

          (e) Either (i) The Borrower shall default in any material respect in the due observance or performance of any covenants or agreement to be observed or performed by it pursuant to the $20,000,000 Note, or (ii) Berlitz (Japan) Inc. ("BJ") shall default in any material respect in the due observance or performance of any covenants or agreement to be observed or performed by its pursuant to the <yen>1,000,000,000 Note; or

          (f) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its assets or properties, (ii) admit in writing its inability to pay its debts at they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent,
(v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by the Borrower or any Subsidiary for the purpose of effecting any of the foregoing, (vi) have commenced against it any case, proceeding or other action of a nature described in (i) through (v) above which remains undismissed for a period of 60 days or (vii) take or be subject to any action similar to those specified in clauses (i) through (vi) in any jurisdiction; or

          (g) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Subsidiary, with respect to the Borrower or such Subsidiary or all or a substantial part of the assets of the Borrower or any such Subsidiary, appointing a receiver, trustee or liquidator of the Borrower or any such Subsidiary, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment or decree or appointment shall continue unstayed and in effect for a period of 60 days; or

          (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid and to the extent not covered by insurance) of $2,500,000 or more, and all such judgments or decrees shall not have been appealed, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) The Guaranty shall cease to be in full force and effect or any of the Borrower or any Subsidiary shall so assert, except in accordance with its own terms.

SECTION 8.     APPLICATION OF PAYMENTS.

          The Lender agrees that each payment or prepayment received by it hereunder, except as expressly set forth herein, shall be applied, first, to the payment of accrued interest on this Note to the date of such payment; and second, to the payment of the principal amount of this Note.

SECTION 9.     SUBORDINATION AGREEMENT.

          The Borrower covenants and agrees and the Lender, by the Lender's acceptance hereof likewise covenants and agrees, that this Note is issued, and the advance evidenced hereby and repayment hereof shall be, subject to the provisions of the Subordination Agreement dated as of January 29, 1993 (as amended from time to time, the "Subordination Agreement") among the Lender, the Borrower and Chemical Bank, as Collateral Agent under the Master Collateral and Intercreditor Agreement dated as of January 29, 1993, as amended from time to time, among the Secured Lenders (as defined therein) and Chemical Bank, as Collateral Agent, and the Lender accepts and agrees that the payment of the principal of an interest on this Note by the Borrower shall, to the extent and in the manner set forth in the Subordination Agreement, be subordinate and junior in right of payment to the prior payment in full of all Senior Obligations (as defined in the Subordination Agreement).
This Note shall rank PARI PASSU with the existing indebtedness which are or may in the future be subordinated under the Subordination Agreement. In the event that any payment or distribution of any kind of character otherwise payable to the Lender hereunder is paid or delivered to the Secured Lenders pursuant to the Subordination Agreement, the principal amount hereunder shall be increased with effect from the date of such payment or distribution by an amount equal to the amount so paid or delivered.

SECTION 10.  RELATION TO OTHER TRANSACTIONS.

          Except as expressly set forth herein, the obligations of the Borrower hereunder are unconditional and no reference to any other document or agreement herein is intended or shall be deemed to render the Borrower's obligations hereunder conditional. The illegality or unenforceability of, or the default by any party under, any other document or agreement referred to herein shall not constitute a defense to any claim by the Lender for the payment of principal, interest or any other amount hereunder. Notwithstanding the foregoing, this Section 10 shall in no manner affect or be deemed to affect the subordination of this Note pursuant to the Subordination Agreement or the rights of the lenders under the Chemical Agreement and Senior Notes under the Subordination Agreement.

SECTION 11.  ASSIGNMENT, ETC.

          This Note shall be binding upon each of the Borrower and Lender and its respective successors and assigns, provided however, the Borrower may not assign this Note. The Lender may assign this Note, which assignment shall be deemed to be a novation, without any requirement of consent by the Borrower.

SECTION 12.  INDEMNIFICATION.

          The Borrower shall pay, indemnify, and hold the Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever ("Losses") arising out of or in connection with any claim (whether or not asserted in any legal proceeding), litigation, investigation, arbitration or proceeding relating to this Note or the Guaranty (collectively, "Indemnified Liabilities"), PROVIDED that the Borrower shall have no obligation hereunder to the Lender with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of the Lender, (ii) legal proceedings commenced against the Lender by any security holder or creditor of the Lender arising out of or based upon rights afforded any such security holder or creditor solely in its capacity as such. The Lender shall indemnify and hold Borrower and any of its subsidiaries harmless from and against any Losses resulting from Indemnified Liabilities arising out of the gross negligence or willful misconduct of the Lender or legal proceedings commenced against the Lender by any security holder or creditor of the Lender arising out of or based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this section shall survive for eighteen (18) months after repayment of this Note and all other amounts payable hereunder.

SECTION 13.  NO WAIVER; CUMULATIVE REMEDIES.

          The Lender shall not by any act (except by a written instrument signed by the Lender), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercise singly or concurrently and are not exclusive of any rights or remedies provided by law.

SECTION 14.  EXPENSES.

          Each party hereto agrees to pay or reimburse, or cause to be paid or reimbursed, all of its costs and expenses incurred in connection with the preparation, execution, waiver, amendment, modification, enforcement or preservation of any rights under this Note, any guaranty or any other document referenced herein, including, without limitation, the fees and disbursements of counsel.

SECTION 15.  GOVERNING LAW.

          This Note and the rights and obligations of the Borrower and Lender under this Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the conflict of law provisions which may indicate the applicability of the laws of another state.

SECTION 16.  WAIVERS OF JURY TRIAL.

          The Borrower hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Note or any other documents related hereto and for any counterclaim therein.

          IN WITNESS WHEREOF, a duly authorized officer of the Borrower, solely in such officer's capacity as such, has caused this Note to be duly executed in New York, New York as of the date hereof.

                                   BERLITZ INTERNATIONAL, INC.



                              By:_____________________________

                              Name:___________________________

                              Title:__________________________



AGREED TO AND ACCEPTED:

FUKUTAKE HOLDINGS (AMERICA), INC.

By:_________________________

Name:_______________________

Title:______________________